FOR IMMEDIATE RELEASE SEPTEMBER 19, 2014

CHESAPEAKE UTILITIES CORPORATION TO BUILD
COMBINED HEAT AND POWER PLANT IN FLORIDA

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake”) announced today that its subsidiary, Eight Flags Energy, LLC (“Eight Flags”), is pursuing the development and construction of a combined heat and power plant in Fernandina Beach on Amelia Island in Nassau County, Florida. The plant will be built on a site to be leased from Rayonier Performance Fibers, LLC (“Rayonier Performance Fibers”), a subsidiary of Rayonier Advanced Materials, Inc. (“Rayonier Advanced Materials”). The site is adjacent to a cellulose specialties plant that Rayonier Performance Fibers operates. The combined heat and power plant will generate steam that will be sold to Rayonier Performance Fibers, pursuant to an agreement executed by Eight Flags and Rayonier Performance Fibers, for use in the operation of Rayonier Performance Fibers’ plant. The combined heat and power plant also will produce approximately 20MW of base load power that will be sold to Chesapeake’s wholly-owned subsidiary, Florida Public Utilities Company (“FPU”), for distribution to its retail electric customers.

“This is an exciting project for our company because it is an example of what can be accomplished when two parties work together to find a way to develop an outcome that is greater than either could have accomplished alone. In this particular instance, we have coupled the communities’ desire for reliable, environmentally friendly electricity with Rayonier Performance Fibers’ need for steam to lower costs for both. This is a case where everyone truly wins,” said Michael P. McMasters, President and CEO of Chesapeake Utilities Corporation.

“Partnerships like this are not only great for business, but provide a significant benefit to our neighbors on Amelia Island through more reliable and economical electric service,” said Paul Boynton, Chairman, President and CEO of Rayonier Advanced Materials, Inc. “We’re proud to be part of a solution that offers additional operational flexibility to our plant while helping to provide reliable and cost-effective power to Amelia Island residents.”

“We are pleased to see this innovative project come together because it will provide so many benefits to FPU customers and the entire community.  Our goals have always been to find ways to improve reliability to our Amelia Island customers and to lower fuel costs for all of our customers.  This project helps us in getting closer to achieving those goals,” said Jeffry M. Householder, President of Florida Public Utilities Company.

—More—

Rayonier Advance Materials currently operates boilers at its Fernandina Beach site, which provide steam and generate electricity needed to operate its production facility. They currently sell the excess electricity it generates to FPU. The combined heat and power plant will provide a cost efficient supply of steam that will be sold to Rayonier Advanced Materials to help optimize its operations.

The plant will feature a Solar Turbines Titan 250 industrial gas turbine generator set, one of the original equipment manufacturer’s most powerful and efficient turbine packages. Rentech Boiler Systems will supply the heat recovery steam generator. FPU and Peninsula Pipeline Company, Chesapeake’s intrastate natural gas pipeline subsidiary, will transport natural gas through their distribution and transmission systems, ultimately delivering it to the plant.

The construction of the plant and the transactions between Eight Flags and Rayonier Advanced Materials are subject to various conditions, including obtaining necessary governmental approvals, regulatory and environmental permits and the parties’ completion and execution of various agreements. If all conditions are satisfied, construction of the plant is currently scheduled to commence in early 2015 with commercial operation expected to commence in July 2016.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy company engaged in natural gas distribution, transmission and marketing; electricity distribution; propane gas distribution and wholesale marketing; advanced information services; and other related services. Information about Chesapeake Utilities Corporation and the Chesapeake family of businesses is available at www.chpk.com.

About Florida Public Utilities Company
Florida Public Utilities Company is a wholly-owned subsidiary of Chesapeake Utilities Corporation. Headquartered in West Palm Beach, Florida, FPU distributes natural gas and propane and provides electric services to approximately 100,000 customers in markets throughout Florida. For more information, visit www.fpuc.com.

—More—

About Rayonier Advanced Materials, Inc.
Rayonier Advanced Materials, Inc. is the leading global supplier of high-purity, cellulose specialties products, a natural polymer for the chemical industry. Working closely with its customers, the company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to 79 ports around the world, serving customers in 20 countries across five continents. For more information, visit www.RayonierAM.com.

# # #

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including the factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

For more information, contact:
Jeffry M. Householder
President
Florida Public Utilities Company
904.261.3663